EXHIBIT 23.1
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use, by incorporation by reference, in the Form S-8 Registration Statement under The Securities Act of 1933 of Donnebrooke corporation (a Delaware Corporation) (Registrant) of our report dated January 18, 1999 on the financial statements of Donnebrooke Corporation as of December 31, 1998, 1997 and 1996 and for each of the three years then ended and for the period April 19, 1988 (date of inception) through December 31, 1998 accompanying the financial statements contained in the Registrant's Annual report on Form 10-KSB as of and for the period ended December 31, 1998, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".



                                      /s/  S.W. HATFIELD
                                           ------------------
                                           S.W. HATFIELD, CPA
                                           (formerly S.W. HATFIELD + ASSOCIATES)

Dallas, Texas
February 25, 1999